Exhibit 99.1

Energy XXI Reports Fiscal Third-Quarter Results

HOUSTON - May 8, 2007 - Energy XXI (Bermuda) Limited (AIM: EGY) today announced fiscal third-quarter 2007 financial and operating results for the period ended March 31, 2007.
“Our results for the recently completed quarter were affected by delays in bringing on new production and the shut-in of existing volumes due to weather and temporary operational issues, as we indicated previously,” Energy XXI Chairman and CEO John Schiller said. “Those challenges were overcome in April as we executed the drilling and production-optimization programs and set new volume records. From our initial start-up of operations in April 2006, Energy XXI has grown rapidly through both acquisitions and the drill bit and today is producing more than 20,000 barrels of oil equivalent per day. We expect to continue advancing our growth strategy as we layer in the Pogo properties and carry out the organic capital program.”
For the fiscal third quarter, Energy XXI reported net income of $9.6 million, or $.11 per diluted share, on revenues of $77.6 million. Cash flow from operating activities totaled $76.2 million.
The company’s proactive risk-management strategy continued to pay dividends, resulting in a net realized price of $59.54 per barrel of oil equivalent (BOE) in the fiscal third quarter, including $7.95 per BOE contributed by hedging activity. Third-quarter production averaged 14,500 BOE per day. Prior-year fiscal third-quarter comparisons are not meaningful because the company had not yet established operations.
In January, the company finalized a global insurance settlement for all remaining claims related to hurricanes Katrina and Rita, resulting in the receipt of $38.8 million, virtually all of which was recorded during the fiscal third quarter as a reduction in accounts receivable.

Operational Highlights
During the fiscal third quarter, Energy XXI was successful in five of eight exploration wells and four of five development wells, while performing 11 workovers. Further detail on the exploration and development program is provided in the Operations Report attachment below.

Third Quarter Conference Call Today at 10 a.m. EDT, 3 p.m. London Time
Energy XXI will host its third-quarter conference call today, Tuesday, May 8, 2007 at 10 a.m. EDT (9 a.m. CDT; 3 p.m. London time). The dial-in number is (913) 312-6696 in the U.S. and 44-(0)-207-984-7566 in the U.K., and the confirmation code is 6504232. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.energyxxi.com.

Forward-Looking Statements
All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers. Tom O’Donnell, Director of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are primarily located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. In April 2007, Energy XXI announced an agreement to purchase Gulf of Mexico shelf properties from Pogo Producing Company. Also in April, the company’s registration statement on Form S-1 was declared effective by the U.S. Securities and Exchange Commission, helping facilitate the planned listing of Energy XXI common stock on the NASDAQ system under the symbol ‘EXXI’ later this quarter. Collins Stewart Europe Limited and Jefferies International are Energy XXI listing brokers in the United Kingdom. In the United States, Jefferies & Company, BMO Capital Markets, Collins Stewart and Natexis Bleichroeder are market makers.

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)

	March 31,	June 30,
	2007	2006
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$10,177	$62,389
Accounts receivable
Oil and natural gas sales	40,818	19,325
Joint interest billings	14,961	11,173
Acquisition	—	14,070
Stock subscription	—	7,326
Insurance	109	39,801
Prepaid expenses and other current assets	48,701	9,200
Royalty deposit	2,175	2,175
Derivative financial instruments	15,543	7,752
TOTAL CURRENT ASSETS	132,484	173,211

PROPERTY AND EQUIPMENT, net of accumulated depreciation, depletion, and amortization (“DD&A”)
Oil and natural gas properties - full cost method of accounting, including $199,780 and $50,840 of unproved oil and natural gas properties as of March 31, 2007 and June 30, 2006, respectively, and net of accumulated DD&A of $107,594 and $20,225 as of March 31, 2007 and June 30, 2006, respectively.	925,906	447,852
Other property and equipment, net of accumulated depreciation of $818 and $132 as of March 31, 2007 and June 30, 2006, respectively.	3,036	1,569
TOTAL PROPERTY AND EQUIPMENT, NET	928,942	449,421
Deposit and acquisition costs	—	10,025
Derivative financial instruments	4,508	5,856
Deferred income taxes	—	1,780
Debt issuance costs, net of accumulated amortization of $1,223 and $306, as of March 31, 2007 and June 30, 2006, respectively	2,434	3,678

TOTAL ASSETS	$1,068,368	$643,971

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS (Continued)
(In Thousands, except share information)

	March 31,	June 30,
	2007	2006
	(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$47,119	$23,281
Advances from joint interest partners	6,295	6,211
Accrued liabilities	8,327	11,463
Income and franchise taxes payable	1,512	913
Deferred income taxes	2,287	143
Derivative financial instruments	4,073	948
Current maturities of long-term debt	9,634	9,584
TOTAL CURRENT LIABILITIES	79,247	52,543
Long-term debt, less current maturities	532,712	200,064
Deferred income taxes	12,628	—
Asset retirement obligations	45,981	37,844
Derivative financial instruments	—	590
Other liabilities	1,530	221
TOTAL LIABILITIES	672,098	291,262

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 2,500,000 shares authorized and no shares issued at March 31, 2007 and June 30, 2006	—	—
Common stock, $0.001 par value, 396,500,624 shares authorized and 84,049,115 and 80,645,129 issued and outstanding at March 31, 2007 and June 30, 2006, respectively	84	81
Additional paid-in capital	362,334	350,238
Retained earnings	28,864	6,942
Accumulated other comprehensive income (loss), net of tax expense of $2,725 as of March 31, 2007 and net of tax benefit of $2,541 as of June 30, 2006.	4,988	(4,552)
TOTAL STOCKHOLDERS’ EQUITY	396,270	352,709

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,068,368	$643,971

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)
(Unaudited)

				Period from
				Inception
			Nine Months	July 25, 2005
	Three Months Ended		Ended	Through
	March 31,		March 31,	March 31,
	2007	2006	2007	2006

REVENUES
Oil sales	$42,776	$—	$121,882	$—
Natural gas sales	34,832	—	100,686	—
TOTAL REVENUES	77,608	—	222,568	—

COSTS AND EXPENSES
Lease operating expense	11,485	—	33,638	—
Production taxes and transportation	1,691	—	2,909	—
Depreciation, depletion and amortization	28,600	21	88,055	40
Accretion of asset retirement obligation	877	—	2,619	—
General and administrative expense	10,599	1,204	26,505	1,755
Gain on derivative financial instruments	(1,552)	—	(3,110)	—
TOTAL COSTS AND EXPENSES	51,700	1,225	150,616	1,795

OPERATING INCOME (LOSS)	25,908	(1,225)	71,952	(1,795)

OTHER INCOME (EXPENSE)
Interest income	307	2,798	1,599	4,709
Interest expense	(12,646)	(1,506)	(39,653)	(1,506)
TOTAL OTHER INCOME (EXPENSE)	(12,339)	1,292	(38,054)	3,203

INCOME BEFORE INCOME TAXES	13,569	67	33,898	1,408

PROVISION FOR INCOME TAXES	3,988	—	11,976	—

NET INCOME	$9,581	$67	$21,922	$1,408

EARNINGS PER SHARE
Basic	$0.11	$0.00	$0.26	$0.03
Diluted	$0.11	$0.00	$0.26	$0.03

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING
Basic	84,049	62,500	83,893	42,821
Diluted	84,049	62,500	83,893	42,821

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(In Thousands)
(Unaudited)

					Accumulated
			Additional		Other	Total
			Paid-in	Retained	Comprehensive	Stockholders’
	Shares	Amount	Capital	Earnings	Income (Loss)	Equity

Balance, June 30, 2006	80,645	$81	$350,238	$6,942	$(4,552)	$352,709

Common stock issued	3,404	3	13,164	—	—	13,167

Warrants repurchased	—	—	(1,068)	—	—	(1,068)

Comprehensive income:

Net income	—	—	—	21,922	—	21,922
Unrealized gain on derivative
financial instruments, net of tax	—	—	—	—	9,540	9,540
Total comprehensive income						31,462

Balance, March 31, 2007	84,049	$84	$362,334	$28,864	$4,988	$396,270

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

			Period from
			Inception
	Three Months	Nine Months	July 25, 2005
	Ended	Ended	Through
	March 31,	March 31,	March 31,
	2007	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,581	$21,922	$1,408
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income tax expense	(3,043)	3,954	—
Unrealized loss on derivative financial instruments	11,145	18,527	—
Accretion of asset retirement obligations	877	2,619	—
Depletion, depreciation, and amortization	28,600	88,055	40
Write-off of debt issuance costs-net	325	5,998	1,415
Changes in operating assets and liabilities
Accounts receivable	28,769	35,807	—
Prepaid expenses and other current assets	(13,334)	(39,501)	(4,230)
Accounts payable and other liabilities	13,326	21,385	998
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	76,246	158,766	(369)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition	—	(302,481)	(10,160)
Capital expenditures	(130,587)	(250,951)	(384)
Proceeds from the sale of oil and natural gas properties	—	1,400	—
Other	573	1,333	—
NET CASH USED IN INVESTING ACTIVITIES	(130,014)	(550,699)	(10,544)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	108	13,167	300,026
Proceeds from long-term debt	65,000	364,000	14,150
Payments on long-term debt	(10,000)	(24,625)	—
Payments on put financing	(2,011)	(7,030)	—
Stock issuance costs	—	—	(21,712)
Debt issuance costs	—	(4,754)	—
Other	(407)	(1,037)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	52,690	339,721	292,464

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,078)	(52,212)	281,551

CASH AND CASH EQUIVALENTS, beginning of period	11,255	62,389	—

CASH AND CASH EQUIVALENTS, end of period	$10,177	$10,177	$281,551

The following table presents the Company’s significant operational information for the periods indicated (in thousands except per unit amounts).

					Nine
					Months
	Three Months Ended				Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2006	2006	2006	2007	2007

Revenues	$47,112	$65,817	$79,143	$77,608	$222,568

Production costs	9,991	12,830	10,541	13,176	36,547
Depreciation, depletion & amortization(“DD&A”)	20,225	27,744	31,711	28,600	88,055
General and administrative (1)	2,680	7,680	8,226	10,599	26,505

Sales volumes per day
Gas (MMcf)	27.9	47.1	52.1	42.1	47.1
Oil (MBbls)	5.1	5.9	7.0	7.5	6.8
Total (MBOE)	9.7	13.8	15.7	14.5	14.7

Average sales price
Gas per Mcf	$6.48	$6.28	$6.67	$7.77	$6.86
Oil per Bbl	66.64	67.16	56.77	56.24	59.61
Hedge gain per equivalent Bbl	1.67	1.68	7.19	7.95	5.70
Total per BOE	55.02	52.03	54.71	59.54	55.43

Per BOE
Production costs	$11.67	$10.14	$7.29	$10.11	$9.10
DD&A	23.62	21.93	21.92	21.94	21.93
General and administrative (1)	3.13	6.07	5.69	8.13	6.60
Other	1.05	0.14	0.01	(0.52)	(0.12)
Operating income	15.55	13.75	19.80	19.88	17.92

Note (1) General and administrative expense includes windstorm and excess windstorm insurance of $2.7 million, $2.7 million, $4.8 million and $10.2 million for the three months ended September 30, 2006, December 31, 2006, March 31, 2007 and for the nine months ended March 31, 2007, respectively. Excluding windstorm and excess windstorm insurance, General and administrative costs per BOE were $3.97, $3.80, $4.41 and $4.07 for the three months ended September 30, 2006, December 31, 2006, March 31, 2007 and for the nine months ended March 31, 2007, respectively.

Fiscal 3rd Quarter Operations Report

EXXI Fiscal 3rd Quarter Drilling Results
	Exploration		Development		Total
	Gross	Net	Gross	Net	Gross	Net
Operated
Oil	1	1	1	1	2	2
Gas	--	--	2	2	2	2
Dry	1.67		1	1	2	1.67
Non-Operated
Oil	--	--	--	--	--	--
Gas	4	2	1.13		5	2.13
Dry	2.65		--	--	2.65
Total	8	4.32	5	4.13	13	8.45

Exploration			Development		Total
Success Rates	62.5%		80%		69%

Exploration			Development		Total
Onshore	7		3		10
Offshore	1		2		3
Total	8		5		13

EXXI Fiscal 3rd Quarter Rigs
	Rig Days		Rigs Used
	Drilling	Workover	Drilling	Workover
Operated
Jack-ups	180	150	2	2
Barges	120	78	2	1
	300	228	4	3
Non-Operated
Barges	431	12	7	1
Land Rigs	90	19	1	1
	521	31	8	2
	-----	------	------	-----
Total	821	259	12	5

So    South Louisiana Onshore Highlights
Rabbit Island
•
Rabbit Island State Lease 340 #15 (100% WI), Iberia Parish - Spud 02/08/07; TD’d at 10,329’ MD on 04/19/07; found 32’ of net gas pay in the 9,700’ Sand, with about 30’ of additional, shallower net gas pay behind pipe; being completed in the main objective and should be on production in the fiscal fourth quarter.

•
Rabbit Island State Lease 19022 #1 (25% WI), Iberia Parish - Spud 01/21/07; TD’d at 11,780’ MD on 02/07/07; found 66’ of net gas pay in the 10,700’ Stray Sand; tested at 2.9 MMcf/d through a 14/64” choke and a FTP of 2,682 psig; should be on production in the fiscal fourth quarter.

•	Rabbit Island State Lease 340 #223 (100% WI), Iberia Parish - Drilled last quarter; on production 03/03/07 at 1.5 MMcf/d from the Big A 15 Sand through a 15/64” choke and a FTP of 1,050 psig.
•	Rabbit Island State Lease 340 #224 (100% WI), St. Mary Parish - Drilled last quarter; on production 02/05/07 at 1.5 MMcf/d from the 9,700’ Sand through a 14/64” choke and a FTP of 1,500 psig.
South Houma
•
South Houma Agness Toups Investment Corp. #1 (20.9375% WI), Terrebonne Parish - Spud 01/21/07; TD’d at 15,006’ on 03/05/07; found 34’ of net gas pay in the Hollywood Bourg Sand; tested at 4.4 MMcf/d through a 10/64” choke and FTP of 9,168 psig; should be on production in the fiscal fourth quarter.

West Lake Boudreaux
•
Oaks Estate Sub. et al. LLC #2 (50% WI), Terrebonne Parish - Spud 12/17/06; TD’d at 14,454’ MD on 12/31/06; drilled as a twin to the LLC #1 (50% WI) to accelerate production; LLC #1 and #2 brought on production 3/31/07 and ramped up to a combined rate of 19 MMcf/d; each contains multiple behind-pipe pay zones, with a total 12 productive sands from the Upper Miocene Text L to Dularge sections.

Bayou Carlin
•
C. M. Peterson Jr. #1 (31.25% WI) (Laphroaig Discovery), St. Mary Parish - Spud in April 2006; Energy XXI became a partner effective 01/27/07 with the well at 19,515’ MD; TD’d at 20,253’ MD on 02/25/07; encountered 55’ of net gas pay in the MA-12 Sand; tested 03/20/07 at rates up to 40.6 MMcf/d through a 31/64” choke and a FTP of 13,177 psig; should be on production in the fiscal first quarter of 2008; Energy XXI has purchased 12 square miles of 3D seismic around this well.

East Lake Verret
•
Kafoury #2 (60% WI), Assumption Parish - Spud 12/29/06; TD’d at 14,210’ MD on 03/25/07; found about 10’ of net gas pay in the Operc D-5 Sand; tested at 3.2 MMcf/d through a 16/64” choke and a FTP of 2,544 psig; should be on production in the fiscal fourth quarter. In addition, 55’ of net gas pay was logged in the shallower Operc D-1 sand.

Cote de Mer
•	McIlhenny #1 well (35% WI) (Cote de Mer Prospect), Vermilion Parish - Spud 02/07/07; currently drilling at about 19,000’ MD toward a planned total depth of 21,932’ MD.
Lake Sand North
•	SL 19138 #1 (50% WI), Iberia Parish - Spud 04/05/07; currently drilling at about 12,000’ MD toward a planned total depth of 14,170’ MD.
Golden Meadow
•	LaTerre Co. Inc. #1 (50% WI), Lafourche Parish - Spud 04/24/07; currently drilling at about 11,000’ MD toward a planned total depth of 16,125’ MD.
Gridiron Project
•	Batture Park #1 (50% WI) (Zamason Prospect), St. Bernard Parish - Spud 04/20/07; currently drilling at about 11,000’ MD toward a planned total depth of 13,067’ MD.

Gulf of Mexico Shelf Highlights
South Timbalier 21
During the fiscal third quarter, South Timbalier 21 reached net production of 12,500 BOE/d, essentially double the 6,284 BOE/d net production rate recorded at the onset of the fiscal year. Three development wells were drilled and completed in the quarter:
•	Riesling TD’d at 12,072’ MD; found 20’ of net pay in the D-10 Sand and 26’ of net pay in the D-12 Sand; completed as a dual producer at 4 MMcf/d and 161 Bbl/d.
•
Shiraz TD’d at 12,112’ MD; found 32’ of net pay in the D10 Sand and 14’ of net pay in the D-8 Sand; test equipment currently being installed; completed as a dual producer, with first production expected in the fiscal fourth quarter.

•	Malbec TD’d at 12,240’; found 11’ of net pay in the D-9 Sand and 29’ of net pay in the D-10 Sand; completed as a gravel packed alternate, with first production expected in the fiscal fourth quarter.
Other activity in the field included installation of gas lift in three wells, which increased uplift by 1,289 BOE/d gross, and three well recompletions, which contributed a combined uplift of 1,780 BOE/d gross. Field production was negatively affected during the quarter by weather delays, rig movements and an accident involving a work boat contracted to another operator, which struck one of Energy XXI’s key South Timbalier production structures. These issues have since been resolved.

GLOSSARY

Barrel - unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE - barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d - barrels of oil equivalent per day.

Field - an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

FTP - flowing tubing pressure.

MBOE - thousand barrels of oil equivalent.

MMBOE - million barrels of oil equivalent.

MD - measured depth.

Net Pay - cumulative hydrocarbon-bearing formations.

Spud - to begin drilling a well.

TD - target total depth of a well.

TD’d - to finish drilling a well.

TVD - total vertical depth.

Workover - operations on a producing well to restore or increase production. A workover may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI (Bermuda) Limited

Stewart Lawrence
Vice President, Investor Relations and Communications
+1 713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited

Nominated Adviser and UK Broker to the Company
Seema Paterson
+44 207 523 8321
spaterson@collins-stewart.com

Pelham PR

James Henderson
+44 207 743 6673
james.henderson@pelhampr.com

Alisdair Haythornthwaite
+44 207 743 6676
alisdair.haythornthwaite@pelhampr.com